IR Contact:                                          Press Contact:
Rowan Hajaj                                          Sanuber Bilguvar
212.691.7900                                         212.691.7900
rhajaj@pinnacor.com                                  sbilguvar@pinnacor.com



FOR IMMEDIATE RELEASE


               PINNACOR COMPLETES ACQUISITION OF INLUMEN ASSETS


New York, N.Y., November 21, 2002 - Pinnacor Inc. (Nasdaq: PCOR), formerly ScreamingMedia, a provider of business and financial information and analytical applications, today announced it has completed the acquisition of Inlumen's operating assets for approximately $2.5 million in cash. The transaction is immediately EBITDA and cash flow accretive. This acquisition will increase Pinnacor's revenues derived from financial services products to 70 percent of total sales, strengthening the company's penetration in this market.

"The Inlumen acquisition augments our financial services offering and broadens our customer base," said Kirk Loevner, president and CEO, Pinnacor Inc. "The combined offering will create a more extensive solution set for our customers and provide expanded business opportunities for our channel partners."

With this acquisition, Inlumen's technologies will be integrated into Pinnacor's financial services product line, providing customers with real-time streaming technology and advanced news alerting applications. In addition, Pinnacor will immediately start servicing approximately 55 new Inlumen customers, which include three channel partners, in the financial services sector.

"We are dedicated to providing a seamless transition for all Inlumen customers and building enduring relationships that will result in new business opportunities," concluded Loevner.


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About Pinnacor Inc.
Pinnacor Inc. (Nasdaq: PCOR), formerly ScreamingMedia, is a provider of information and analytical applications to financial services companies and global corporations. Pinnacor's unique ability to deliver a customized combination of information assets, applications and tools helps businesses build meaningful relationships and drive new revenue streams. Aligned across three key markets, Pinnacor's solutions encompass: targeted market data, investment analysis tools and wealth management solutions for financial services firms; critical business information for the enterprise; and messaging services, portal applications and personalized content delivered to virtually any access platform. The company counts Barclays Global Investors, BP p.l.c., U.S. Bancorp Piper Jaffray, The Boeing Company, Tribune Media Services and Verizon Wireless among its clients. Headquartered in New York City, the company also has offices in San Francisco, Calif., and Coralville, Iowa. For more information, visit www.pinnacor.com.

                                      ###

Pinnacor and the Pinnacor logo are trademarks of Pinnacor, Inc.

All other trademarks are property of their respective owners.


The release contains information about future expectations and plans of Pinnacor's management and prospects of Pinnacor's business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the timely development and market acceptance of new and updated products, our ability to expand our infrastructure (including personnel and computer systems) and the effect of competition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Pinnacor undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.